UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

FRISCH’S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2015, Frisch’s Restaurants, Inc., an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FRI Holding Company, LLC, a Delaware limited liability company (“Parent”) and FRI Merger Sub, LLC, an Ohio limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”). Both Parent and Merger Sub are wholly-owned subsidiaries of NRD Partners I, L.P., a Delaware limited partnership (“NRD”). The Merger Agreement was approved by the Company’s board of directors (the “Board”).

Merger Agreement

The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease. The Company will continue as the surviving corporation in the Merger and will be a wholly-owned subsidiary of Parent.

Upon the consummation of the Merger, each outstanding share of the Company’s common stock, no par value, (including all outstanding restricted shares) will be converted into the right to receive $34.00 per share in cash (the “Merger Consideration”) and each outstanding Company stock option, whether vested or unvested, will be converted into a right to receive an amount in cash equal to the excess of the Merger Consideration over the per share exercise price. All shares and options that have been converted into the right to receive the Merger Consideration shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of certificates shall cease to have any rights with respect to such shares or options, other than the right to receive the Merger Consideration.

Until the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company has the ability to continue paying its regular quarterly cash dividend in an amount not to exceed $0.20 per share.

The Company has made customary representations and warranties in the Merger Agreement, some of which are limited by typical “Material Adverse Effect” and knowledge qualifiers. The Company has limited and explained certain representations and warranties by providing Disclosure Schedules to Parent. The Company has also made certain customary covenants in the Merger Agreement, including, but not limited to, (i) continue in the ordinary course of business during the period between the date of the Merger Agreement and the effective time of the Merger, (ii) file a proxy statement, and (iii) unless the Merger Agreement is terminated beforehand, cause a shareholder meeting to be held regarding the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Parent, including the right to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $5 million.

Consummation of the Merger is subject to various customary conditions, including (i) the approval by holders of a majority of the Company’s outstanding common shares, (ii) clearance, or exemption, under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) the absence of any law or order preventing, restraining, enjoining or prohibiting the Merger, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company, Parent and Merger Sub, respectively, (v) no occurrence of a Material Adverse Effect on the Company since the execution of the Merger Agreement, and (vi) compliance by the Company, Parent and Merger Sub with their respective obligations under the Merger Agreement in all material respects.

At the Closing, the Board, the Chief Executive Officer, Craig F. Maier, and the Company’s Vice President of Marketing, Karen F. Maier, will resign and will have no further obligations of governance or management.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Financing and Guarantee

The Merger Consideration is being financed through a combination of financing sources, including an equity commitment pursuant to which NRD has agreed to provide equity financing (the “Equity Commitment Letter”) and an agreement whereby a third-party has agreed to provide the balance of funds necessary to consummate the Merger (the “Financing Agreement”, and together, the “Financing Sources”). The Financing Sources have provided written assurances confirming the amounts and enforceability of the Equity Commitment Letter and the Financing Agreement and the Merger Agreement contains no financing contingency. NRD has provided a written guarantee of the performance of all of the obligations of the NRD affiliates and a guarantee of payment of all of the amounts that are, or could be, owed by NRD affiliates as part of the Transaction. A copy of the Guarantee is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, the Company’s President and Chief Executive Officer, Craig F. Maier, and the Company’s Vice President of Marketing, Karen F. Maier, executed Voting Agreements agreeing to vote the shares they hold (representing approximately 16.1% of the Company’s outstanding shares) in favor of the adoption of the Merger Agreement. Copies of the Voting Agreements are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 5.02	Compensatory Arrangements of Certain Officers

The Board has authorized the following compensation payments prior to the Closing: (i) performance awards to officers and employees that relate to the 2015 fiscal year end, (ii) prorated performance awards to officers and employees that relate to the 2016 fiscal year, (iii) a one-time, special cash award to Mark Lanning, the Company’s Chief Financial Officer, and (iv) a one-time award of Company-owned art, appraised at $4,200, to Craig F. Maier, the Company’s President and Chief Executive Officer.

On May 21, 2015, the Board authorized the extension of the employment agreement with Craig F. Maier dated May 30, 2012, as amended June 13, 2013 (the “Employment Agreement”), effective June 3, 2015 and continuing until the later of June 2, 2015, or the close of business on the date of Closing (the “Amendment”). Should the Transaction fail to close, the Amendment will continue until the Board or Mr. Maier terminates on 30 days’ written notice to the other. The Amendment is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 8.01	Other Events

On May 22, 2015, the Company issued a news release to announce the Merger, as well as a memorandum to Company employees, a letter to Company suppliers and a letter to Company franchisees to announce the Merger. A copy of the news release is attached hereto as Exhibit 99.1, a copy of the memorandum to Company employees is attached hereto as Exhibit 99.2, a copy of the letter to Company suppliers is attached hereto as Exhibit 99.3, and a copy of the letter to Company franchisees is attached hereto as Exhibit 99.4. Exhibits 99.1, 99.2, 99.3 and 99.4 are incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between the Company, Parent and Merger Sub, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and Parent and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Frisch’s Restaurants, Inc. stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger and (7) the effect of the announcement of the proposed merger on the ability of the Company to hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. The Company is not under any obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits filed herewith:

Exhibit 2.1 – Agreement and Plan of Merger, dated May 21, 2015, by and among Frisch’s Restaurants, Inc., FRI Holding Company, LLC and FRI Merger Sub, LLC

Exhibit 10.1 – Guarantee by NRD Partners I, L.P., dated May 21, 2015

Exhibit 10.2 – Voting Agreement of Craig F. Maier, dated May 21, 2015

Exhibit 10.3 – Voting Agreement of Karen F. Maier, dated May 21, 2015

Exhibit 10.4 – Employment Agreement of Craig F. Maier, effective June 3, 2015

Exhibit 99.1 – Press release issued by the Company on May 22, 2015

Exhibit 99.2 – Memorandum to Employees, dated May 22, 2015

Exhibit 99.3 – Letter to Suppliers, dated May 22, 2015

Exhibit 99.4 – Letter to Franchisees, dated May 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE	May 21, 2015

		BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Office